Exhibit 99.2

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

PRESENTATION OF SEPARATE FINANCIAL DATA FROM THE
CONSOLIDATED FINANCIAL STATEMENTS ATTRIBUTABLE TO THE COMPANY

September 30, 2020 (Unaudited)

PACIFIC OAK SOR (BVI) HOLDNGS, LTD.

PRESENTATION OF SEPARATE FINANCIAL DATA

FROM THE CONSOLIDATED FINANCIAL STATEMENTS

ATTRIBUTABLE TO THE COMPANY

AS OF SEPTEMBER 30, 2020
(UNAUDITED)

U.S. DOLLARS IN THOUSANDS

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Special Report in accordance with Regulation 38d

Financial Information and Financial Data from the

Consolidated Financial Statements Attributable to the Company

Below is separate financial information and financial data attributable to the Company from the Group's consolidated financial statements as of September 30, 2020, published as part of the periodic reports ("consolidated financial statements"), presented in accordance with Regulation 38d to the Israeli Securities Regulations (Periodic and Immediate Reports), 1970.

PACIFIC OAK SOR (BVI) HOLDNGS, LTD.

Financial Information from the Consolidated Statements of Financial Position Attributable to the Company

	September 30,		December 31,
	2020	2019	2019
	Unaudited		Audited
	U.S. dollars in thousands
ASSETS
Non-current assets
Investments in investees	$901,987	$881,273	$946,112
Restricted cash	5,856	6,265	6,306
	907,843	887,538	952,418
Current assets
Cash and cash equivalents	13,108	325	68
Derivative asset	—	250	—
	13,108	575	68
Total assets	$920,951	$888,113	$952,486

EQUITY	$674,430	$667,074	$726,854
NON-CURRENT LIABILITIES
Debentures, net	183,702	164,217	165,734
CURRENT liabilities
Accounts payable and accrued liabilities	1,307	1,002	3,533
Debentures, net	56,642	55,820	56,186
Due to affiliates	4,870	—	—
Derivative liability	—	—	179
	62,819	56,822	59,898
Total liabilities	246,521	221,039	225,632
Total equity and liabilities	$920,951	$888,113	$952,486

The accompanying notes are an integral part of the condensed interim financial data.

November 12, 2020	/s/ Michael Allen Bender	/s/ Peter McMillan III	/s/ Keith David Hall
Date of approval of	Bender, Michael Allen	McMillan III, Peter	Hall, Keith David
financial statements	Chief Financial Officer	Chairman of Board of Directors	Chief Executive Officer

PACIFIC OAK SOR (BVI) HOLDNGS, LTD.

Financial Information from the Consolidated Statements of Profit or Loss Attributable to the Company

	Nine months ended September 30,		Three months ended September 30,		Year ended December 31,
	2020	2019	2020	2019	2019
	Unaudited				Audited
	U.S. dollars in thousands

Share of (loss) profit from investees, net	$(46,565)	$36,079	$(21,867)	$13,700	$105,260
Asset management fees to affiliate	(6,867)	(5,954)	(2,426)	(2,093)	(8,158)
General and administrative expenses	(2,586)	(945)	(1,022)	(356)	(3,479)
Operating (loss) income	(56,018)	29,180	(25,315)	11,251	93,623
Finance expense	(8,758)	(8,553)	(2,934)	(2,753)	(11,352)
Finance income	14	32	2	1	32
Foreign currency transaction adjustments, net	12,338	(10,634)	(445)	(5,344)	(12,498)
Net (loss) income	$(52,424)	$10,025	$(28,692)	$3,155	$69,805

The accompanying notes are an integral part of the condensed interim financial data.

PACIFIC OAK SOR (BVI) HOLDNGS, LTD.

Financial Information from the Consolidated Statements of Comprehensive Income Attributable to the Company

	Nine months ended September 30,		Three months ended September 30,		Year ended December 31,
	2020	2019	2020	2019	2019
	Unaudited				Audited
	U.S. dollars in thousands

Net (loss) income	$(52,424)	$10,025	$(28,692)	$3,155	$69,805
Total comprehensive (loss) income	$(52,424)	$10,025	$(28,692)	$3,155	$69,805

The accompanying notes are an integral part of the condensed interim financial data.

PACIFIC OAK SOR (BVI) HOLDNGS, LTD.

Financial Information from the Consolidated Statements of Cash Flows Attributable to the Company

	Nine months ended September 30,		Three months ended September 30,		Year ended December 31,
	2020	2019	2020	2019	2019
	Unaudited				Audited
	U.S. dollars in thousands
Cash flows from operating activities
Net (loss) income for the period	$(52,424)	$10,025	$(28,692)	$3,155	$69,805
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Share of loss (profit) from investees	46,565	(36,079)	21,867	(13,700)	(105,260)
Finance expense	8,758	8,553	2,934	2,753	11,352
Distribution from investees, net	43,359	28,249	20,299	10,175	39,699
Foreign currency transaction adjustments, net	(12,338)	10,634	445	5,344	12,498
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	(130)	63	(204)	(28)	202
Restricted cash for operational expenditures	(509)	—	(3)	—	—
Due to Owner	959	—	(1,471)	—	—
Net cash provided by operating activities	34,240	21,445	15,175	7,699	28,296
Cash flows from investing activities
Investments in investees	(41,888)	(36,603)	(22,275)	(5,050)	(107,721)
Distribution from investees, net	—	15,261	—	1,190	79,271
Due from Owner	—	4,500	—	—	4,500
Proceeds from termination of derivatives	14,125	—	14,125	—	—
Net cash used in investing activities	(27,763)	(16,842)	(8,150)	(3,860)	(23,950)
Cash flows from financing activities
Proceeds from debentures	74,118	—	—	—	—
Payments of deferred financing costs	(2,168)	—	—	—	—
Principal payments on debentures	(56,611)	(53,645)	—	—	(53,645)
Interest paid	(9,818)	(10,403)	(5,004)	(4,700)	(10,403)
Release of restricted cash for debt service obligations	1,011	276	—	—	276
Net cash provided by (used in) financing activities	6,532	(63,772)	(5,004)	(4,700)	(63,772)
Effect of exchange rate changes on cash and cash equivalents	31	1,651	148	—	1,651
Increase (decrease) in cash	13,040	(57,518)	2,169	(861)	(57,775)
Cash, beginning of the period	68	57,843	10,939	1,186	57,843
Cash, end of the period	$13,108	$325	$13,108	$325	$68

The accompanying notes are an integral part of the condensed interim financial data.

PACIFIC OAK SOR (BVI) HOLDNGS, LTD.
Additional Information

U.S. dollars in thousands

NOTE 1:    BASIS OF PREPARATION
Separate financial information is prepared in a condensed format as of September 30, 2020 and for the nine and three months then ended, in accordance with Regulation 38D of the Securities Regulations (Periodic and Immediate Reports), 1970.
Please refer to the separate financial information in this regard to the financial information on the annual financial statements of the Company as of December 31, 2019 and for the year then ended, and the information accompanying notes (hereinafter - the annual consolidated financial statements).
As of September 30, 2020, the Company had a working capital shortfall amounting to $49.7 million, primarily attributed to the debentures principal payment maturing in the year following the date of the statement of financial position. The Company intends to make the debentures principal payment from distribution from investees. Accordingly, the Company does not view the working capital shortfall as a liquidity problem.
The current outbreak of the novel coronavirus, or COVID-19, has caused severe disruptions in the U.S. and global economy and will likely have an adverse impact on our financial condition and results of operations. This impact could be materially adverse to the extent the current COVID-19 outbreak, or future pandemics, cause tenants to be unable to pay their rent or reduce the demand for commercial real estate, or cause other impacts described below. As of October 2020, the Company collected 97% of total charged rent for the month of September.
Because our property investments are located in the United States, COVID-19 has begun and will continue to impact our properties and operating results given its continued spread within the United States reduces occupancy, increases the cost of operation, results in limited hours or necessitates the closure of such properties. In addition, quarantines, states of emergencies and other measures taken to curb the spread of COVID-19 may negatively impact the ability of such properties to continue to obtain necessary goods and services or provide adequate staffing, which may also adversely affect our properties and operating results.

NOTE 2:    SIGNIFICANT EVENTS DURING THE REPORTING PERIOD
Series A Debentures
On March 1, 2020, the Company paid the second principal installment payment of 194.0 million Israeli new Shekels (approximately $56.6 million as of March 1, 2020)
Series B Debentures
On February 16, 2020, the Company issued 254.1 million Israeli new Shekels (approximately $74.1 million as of February 16, 2020) of Series B debentures to Israeli investors pursuant to a public offering registered with the Israel Securities Authority. The Series B Debentures will bear interest at the rate of 3.93% per year. The first interest payment is on July 31, 2020 and subsequent payments are on January 31st and July 31st of each year from 2021 to 2026. The aggregate offering costs were approximately $2.2 million and the effective interest rate is approximately 4.5%. The Series B Debentures have principal installment payments equal to 33.33% of the face amount of the Series B Debentures on January 31st of each year from 2024 to 2026.

PACIFIC OAK SOR (BVI) HOLDNGS, LTD.
Additional Information

U.S. dollars in thousands
NOTE 2:    SIGNIFICANT EVENTS DURING THE REPORTING PERIOD (cont.)
The Series B Debentures contains the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 475 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); (iii) Adjusted NOI shall be no lower than USD 35 million; and (iv) the consolidated scope of the projects for development of the Company shall not exceed 10% of the adjusted balance. As of September 30, 2020, the Company was in compliance with all covenants under the deed of trust of the Series B Debentures; (i) Consolidated Equity Capital of the Company as of September 30, 2020 was $674.4 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 55%; (iii) the Adjusted NOI was $73.0 million for the trailing twelve months ended September 30, 2020; and (iv) the consolidated scope of projects was $0 as of September 30, 2020.
Hedge
On July 29, 2020, the Company terminated the foreign currency collars and as a result received $14.1 million.

NOTE 3:    SUBSEQUENT EVENTS
Merger
On February 19, 2020, the Company, Pacific Oak SOR II, LLC, an indirect subsidiary of the Company’s (“Merger Sub”), and Pacific Oak Strategic Opportunity REIT II, Inc. (“POSOR II”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Subject to the terms and conditions of the Merger Agreement, POSOR II will merge with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger (the “Surviving Entity”), such that following the Merger, the Surviving Entity will continue as an indirect subsidiary of the Company’s. As a result of the Merger, POSOR II would cease to exist. At the effective time of the Merger and subject to the terms and conditions of the Merger Agreement, each issued and outstanding share of POSOR II’s common stock (or a fraction thereof), $0.01 par value per share, will be converted into the right to receive 0.9643 shares of the Company’s common stock, par value $0.01 per share. The combined company after the Merger will retain the name “Pacific Oak Strategic Opportunity REIT, Inc.” On October 5, 2020, pursuant to the Merger Agreement, POSOR II merged with and into Merger Sub, with Merger Sub surviving as an indirect subsidiary of the Company.
The Company acquired two hotel properties, three office properties, one apartment building, one consolidated joint venture to develop one office/retail property, two investments in real estate equity securities and two investments in joint ventures. Additionally, the Company assumed $331.8 million of loans related to the acquired properties. The Company is in process of assessing the fair value of the acquired tangible assets, liabilities assumed and any applicable intangible assets and liabilities for this business combination.
Dividend approval
On November 12, 2020, the Company’s board of directors approved a distribution of dividend in the amount of $14.3 million to the Owner.
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